UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): January 13, 2006

                             Del Laboratories, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                          1-5439                13-1953103
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(State or Other Jurisdiction      (Commission File Number)    (IRS Employer
      of Incorporation)                                      Identification No.)

726 Reckson Plaza, P. O. Box 9357, Uniondale, New York             11553-9357
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         (Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code:   (516) 844-2020


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.05.  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

ITEM 2.06.  MATERIAL IMPAIRMENTS.

On January 13, 2006, Del Laboratories, Inc. (the "Company") announced that it plans to cease the manufacturing activities at its facility in Little Falls, New York (the "Little Falls Facility") as part of the Company's ongoing efforts to increase productivity and reduce costs.

The Company intends to move the majority of the manufacturing operations performed at the Little Falls Facility to its Rocky Point, North Carolina manufacturing facility, and to outsource the remainder. In addition, the Company plans to close its warehouse facilities at Gilbert, New York and Herkimer, New York, and convert the Little Falls Facility to a warehouse to store a portion of the Company's inventory. It is anticipated that the closing of the manufacturing operations at the Little Falls Facility, the closure of the warehouse facilities and relocation of related operations will be completed on or around December 31, 2006.

The closing of the manufacturing operations at the Little Falls Facility and consolidation of warehousing are expected to improve efficiencies, streamline operations and thereby generate savings for the Company.

As a result of the actions described above, approximately 330 employees will be terminated in stages through December 31, 2006. The decision is expected to result in a pre-tax charge of approximately $1.9 million to $2.6 million, consisting primarily of severance and employee - related charges. Approximately $1.2 million to $1.6 million of severance charges will be expensed in 2005, with cash payouts occurring during 2006 and the first 2 quarters of 2007. Other pre-tax restructuring charges (additional severance and one-time benefit arrangements) will be expensed as earned in 2006 and relocation costs ($0.5 million) will be expensed as incurred. These costs are estimated to be approximately $0.7 million to $1.0 million. The termination of the employees is expected to result in a partial curtailment of the pension plan, which is expected to reduce pension liabilities by approximately $1.0 million to $1.5 million, with a pre-tax benefit impacting full year 2006 results by approximately $0.3 million to $0.6 million.

Other incremental charges of approximately $0.75 million to $1.25 million are expected to be incurred in 2006 in connection with the actions described above. These charges include costs associated with the hiring and training of new employees for the Rocky Point facility, moving costs for relocated inventories, break down, moving and start up costs associated with equipment transfers, and other related charges.

The Company is in the process of determining the amount, if any, of any asset impairment charge which may be required. Asset impairment charges may include the potential write-down of manufacturing and distribution buildings and equipment.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           DEL LABORATORIES, INC.
                                           BY: /S/ JOSEPH SINICROPI
                                               --------------------
                                               Joseph Sinicropi
                                               Executive Vice President and
                                                   Chief Financial Officer

Date: January 13, 2006